As filed with the Securities and Exchange Commission on July 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Infinity Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0655706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

784 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Infinity Pharmaceuticals, Inc. 2010 Stock Incentive Plan

Infinity Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan

(Full Title of the Plan)

Lawrence E. Bloch

Executive Vice President, Chief Financial Officer, and Chief Business Officer

Infinity Pharmaceuticals, Inc.

784 Memorial Drive

Cambridge, Massachusetts 02139

(Name and Address of Agent For Service)

(617) 453-1000

(Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Steven D. Singer, Esq. and Cynthia T. Mazareas, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share(3)	2,450,000 shares	$10.64(2)	$26,068,000(2)	$3,029.11

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on July 6, 2015.
(3)	The shares of Common Stock to be registered hereby consist of (i) 2,300,000 shares to be issued under the Infinity Pharmaceuticals, Inc. 2010 Stock Incentive Plan, and (ii) 150,000 shares to be issued under the Infinity Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register: (i) an additional 2,300,000 shares of Common Stock of Infinity Pharmaceuticals, Inc. (the “Registrant”) issuable under the 2010 Stock Incentive Plan, as amended (the “Plan”) and (ii) 150,000 shares of Common Stock under the Infinity Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”). Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-167488, filed by the Registrant on June 14, 2010 relating to the Plan and the Registrant’s 2000 Stock Incentive Plan; the registration statement on Form S-8, File No. 333-182005, relating to the Plan; and the registration statement on Form S-8, File No. 333-189342, relating to the Plan and the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 9th day of July, 2015.

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Adelene Q. Perkins
Adelene Q. Perkins
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Infinity Pharmaceuticals, Inc., hereby severally constitute and appoint Adelene Q. Perkins and Lawrence E. Bloch and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Infinity Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adelene Q. Perkins Adelene Q. Perkins	President, Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	July 9, 2015

/s/ Lawrence E. Bloch Lawrence E. Bloch	Executive Vice President, Chief Financial Officer and Chief Business Officer, Secretary (Principal Financial Officer and Principal Accounting Officer)	July 9, 2015

/s/ José Baselga, M.D., Ph.D. José Baselga, M.D., Ph.D.	Director	July 2, 2015

./s/ Jeffrey Berkowitz, J.D. Jeffrey Berkowitz, J.D.	Director	July 7, 2015

/s/ Anthony B. Evnin, Ph.D. Anthony B. Evnin, Ph.D.	Director	July 9, 2015

/s/ Gwen A. Fyfe, M.D. Gwen A. Fyfe, M.D.	Director	July 9, 2015

Signature	Title	Date

/s/ Eric S. Lander, Ph.D. Eric S. Lander, Ph.D.	Director	July 1, 2015

/s/ Norman C. Selby Norman C. Selby	Director	July 9, 2015

/s/ Ian F. Smith Ian F. Smith	Director	July 9, 2015

/s/ Michael C. Venuti, Ph.D. Michael C. Venuti, Ph.D.	Director	July 9, 2015

INDEX TO EXHIBITS

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant dated May 30, 2007. Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 000-31141) and incorporated herein by reference.

4.2	Amended and Restated Bylaws of the Registrant. Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2009 (File No. 000-31141) and incorporated herein by reference.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant. Filed herewith.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1). Filed herewith.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to the Registrant. Filed herewith.

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1	Infinity Pharmaceuticals, Inc. 2010 Stock Incentive Plan, as amended. Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2015 (File No. 000-31141) and incorporated herein by reference.

99.2	2013 Employee Stock Purchase Plan, as amended. Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2015 (File No. 000-31141) and incorporated herein by reference.